Registration No. 333-______

As filed with the Securities and Exchange Commission on February 10, 2006

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

Registration Statement

Under

The Securities Act of 1933

THESTREET.COM, INC.

(Exact name of registrant as specified in its charter)

Delaware	06-1515824

(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)

14 Wall Street, New York, New York 10005

(Address of Principal Executive Offices including Zip Code)

Amended and Restated 1998 Stock Incentive Plan

(Full title of the plan)

Jordan Goldstein, Esq.
TheStreet.com, Inc.
14 Wall Street, New York, New York 10005
(212) 321-5000

(Name, address and telephone number of agent for service)

Copy to: Kenneth Lefkowitz, Esq.
Hughes Hubbard & Reed LLP
One Battery Park Plaza
New York, NY 10004

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered**	Proposed Maximum Offering Price Per Share***	Proposed Maximum Aggregate Offering Price***	Amount of Registration Fee

Common Stock, par value $.01 per share*	4,500,000 shares	$7.81	$35,145,000	$3,760.52

			(see footnotes on following page)

FOOTNOTES

*

Each share of Common Stock includes a related right (a “Right”) to purchase junior participating preferred stock of the Company. The Rights are not exercisable or transferable apart from the Common Stock at this time, and accordingly no independent value is attributable to such Rights.

**	This Registration Statement also relates to such indeterminate number of additional shares (and related Rights) as may be issuable pursuant to stock splits, stock dividends, or similar transactions.

***

The proposed maximum offering price per share of Common Stock and the proposed maximum aggregate offering price are calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 based on a price of $7.81 per share, which is the average of the high ($8.00) and low ($7.61) sales prices of the Common Stock on February 3, 2006 on the Nasdaq National Market.

EXPLANATORY NOTE

This registration statement is being filed solely for the registration of additional shares of Common Stock of The Street.com, Inc. (the “Company”) for issuance pursuant to awards granted under the Company’s Amended and Restated 1998 Stock Incentive Plan (the “Plan”). Accordingly, pursuant to General Instruction E to Form S-8, the contents of the earlier registration statement relating to the Plan (Registration No. 333-90363) is hereby incorporated by reference in this registration statement, except as revised in Part II of this registration statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents filed by the Company under the Securities Exchange Act of 1934 (the “Exchange Act”) are incorporated herein by reference:

(a) The Company’s Annual Report on Form 10-K for the year ended December 31, 2004;
(b) The Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005;

          (c) The Company’s Current Reports on Form 8-K filed April 14, 2005, May 4, 2005, June 21, 3005, June 23, 2005, June 28, 2005, July 19, 2005, July 28, 2005, August 3, 2005, August 5, 2005, October 27, 2005, December 27, 2005, January 3, 2006, February 7, 2006 and February 9, 2006; and

(d) The description of the Company’s Common Stock and Rights contained in the Company’s registration statements therefor and subsequent amendments thereof.

                              All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

                              Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in a subsequently filed document which is also incorporated by reference herein modifies or supersedes such statement.

Item 8.	Exhibits

Number	Description

*4.1	Amended and Restated Certificate of Incorporation
**4.2	Amended and Restated Bylaws
*4.3	TheStreet.com Rights Agreement
†4.4	Amendment No. 1 to Rights Agreement
**4.5	Amended and Restated 1998 Stock Incentive Plan
†4.6	Amended and Restated 1998 Stock Incentive Plan dated as of July 12, 2000
††4.7	Amended and Restated 1998 Stock Incentive Plan dated as of May 29, 2002
5.1	Opinion of Jordan Goldstein, General Counsel to the Company
23.1	Consent of Ernst & Young LLP
23.3	Consent of Jordan Goldstein – Contained in Exhibit 5.1
24.1	Powers of Attorney

*	Incorporated by reference to Exhibits to the Company’s Registration Statement on Form S-1 filed February 23, 1999 (File No. 333-72799).
**	Incorporated by reference to Exhibits to the Company’s 1999 Annual Report on Form 10-K filed March 30, 2000.
†	Incorporated by reference to Exhibits to the Company’s 2000 Annual Report on Form 10-K filed April 2, 2001.
††	Incorporated by reference to Exhibits to the Company’s Quarterly Report on Form 10-Q filed August 14, 2002.

SIGNATURES

               The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 10th day of February, 2006.

THESTREET.COM, INC.

By:	/s/ Thomas J. Clarke, Jr.

Thomas J. Clarke, Jr.
Chairman of the Board and
Chief Executive Officer

               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on this 10th day of February, 2006.

Signature	Capacity	Date

*	Chairman of the Board and Chief Executive Officer	February 10, 2006

Thomas J. Clarke, Jr.

*	Chief Financial Officer and Vice President	February 10, 2006

Lisa A. Mogensen

*	Controller (chief accounting officer)	February 10, 2006

Richard Broitman

*	Director	February 10, 2006

James J. Cramer

*	Director	February 10, 2006

William R. Gruver

Signature	Capacity	Date

*	Director	February 10, 2006

Daryl Otte

*	Director	February 10, 2006

Martin Peretz

*	Director	February 10, 2006

Jeffrey A. Sonnenfeld

*	By:	/s/ Thomas J. Clarke, Jr.	,

as authorized by Power of Attorney filed as Exhibit 24.1 to this Registration Statement

EXHIBIT INDEX

Number	Description

*4.1	Amended and Restated Certificate of Incorporation
**4.2	Amended and Restated Bylaws
*4.3	TheStreet.com Rights Agreement
†4.4	Amendment No. 1 to Rights Agreement
**4.5	Amended and Restated 1998 Stock Incentive Plan
†4.6	Amended and Restated 1998 Stock Incentive Plan dated as of July 12, 2000
††4.7	Amended and Restated 1998 Stock Incentive Plan dated as of May 29, 2002
5.1	Opinion of Jordan Goldstein, General Counsel to the Company
23.1	Consent of Ernst & Young LLP
23.3	Consent of Jordan Goldstein – Contained in Exhibit 5.1
24.1	Powers of Attorney

*	Incorporated by reference to Exhibits to the Company’s Registration Statement on Form S-1 filed February 23, 1999 (File No. 333-72799).
**	Incorporated by reference to Exhibits to the Company’s 1999 Annual Report on Form 10-K filed March 30, 2000.
†	Incorporated by reference to Exhibits to the Company’s 2000 Annual Report on Form 10-K filed April 2, 2001.
††	Incorporated by reference to Exhibits to the Company’s Quarterly Report on Form 10-Q filed August 14, 2002.